UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2017

Date of Report (Date of earliest event reported)

NAMI CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-187007	61-1693116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BNY Mellon Center 1735 Market Street Suite 3750 Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(702) 331-8633

Registrant’s telephone number, including area code

_____________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 1, 2017, the Board of Directors (the “Board”) of the NAMI Corp. (the “Company”) accepted the resignation of Mr. Ong Tee Keat as the Company’s Chief Financial Officer and Treasurer. On the same day, the Company appointed Mr. Lew Sze How as its Chief Financial Officer.

Biography of Lew Sze How

Since April 1, 2010, Mr. Lew Sze How has been serving as Director of Corporate Advisory/Financial Planning Advisory for Forreststone, Corporate Advisory SDN BHD (“Forreststone”). Forreststone, located in Malaysia, provides services such as corporate restructuring public offerings, financial due diligence and internal audit and governance. Mr. Lew’s responsibilities include developing internal control and enterprise risk management for listed and non-listed companies as well as performing due-diligence review for investments and investigation purposes.

In February 2013, Mr. Lew received admission as a Professional Member-Institute of Internal Auditors Malaysia. On September 20, 2015, Mr. Lew received a degree from AsiaeUniversity for Executive Master of Business Administration (Entrepreneurial Management). On March 17, 2016, Mr. Lew became a member of Charter Tax Institute of Malaysia.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAMI Corp.

Date: July 1, 2017	By:	/s/ Ong Tee Keat
	Name:	Ong Tee Keat
	Title:	CEO

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